UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2008

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2008, Dario E. Masutti, President – ICO Asia Pacific, tendered his resignation, to be effective September 30, 2008.  At this time, ICO, Inc. (the “Company”) and Mr. Masutti intend that Mr. Masutti will assist the Company with any transition issues during his three-month contractual notice period that begins October 1, 2008.

Item 8.01                      Other Events.

On September 8, 2008 (after the close of market), the Company issued a press release announcing that its Board of Directors authorized the repurchase of up to $12,000,000 of its outstanding common stock over the next two years.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit
Number                        Description
99.1	Press Release issued by ICO, Inc., dated September 8, 2008, titled “ICO, Inc. Announces Share Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: September 8, 2008	By:	/s/ A. John Knapp, Jr.
	Name:	A. John Knapp, Jr.
	Title:	Chief Executive Officer and President